  As filed with the Securities and Exchange Commission on March 13, 2000

                                                 Registration No. 333-30912

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ---------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------

                                SonicWALL, Inc.
             (Exact name of registrant as specified in its charter)

       California                     7372                   77-0270079
    (State or other       (Primary Standard Industrial    (I.R.S. Employer
      jurisdiction         Classification Code Number)   Identification No.)
   of incorporation)

                              1160 Bordeaux Drive
                          Sunnyvale, California 94089
                                 (408) 745-9600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                 Sreekanth Ravi
                Chairman, President and Chief Executive Officer
                                SonicWALL, Inc.
                              1160 Bordeaux Drive
                          Sunnyvale, California 94089
                                 (408) 745-9600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:

         Jerrold F. Petruzzelli                    Gregory K. Miller
         William T. Quicksilver                        Taitt Sato
             David M. Pike                        Andrew S. Williamson
     Manatt, Phelps & Phillips, LLP                 Latham & Watkins
       3030 Hansen Way, Suite 100          505 Montgomery Street, Suite 1900
      Palo Alto, California 94304           San Francisco, California 94111
       Telephone: (650) 812-1300               Telephone: (415) 391-0600
       Facsimile: (650) 213-0260               Facsimile: (415) 395-8095

                                ---------------

   The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement becomes effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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


                             EXPLANATORY NOTE

   This Amendment No. 1 to the Form S-1 Registration Statement is being filed for the sole purpose of filing an additional exhibit.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

  Number                               Description
  ------                               -----------
  1.1     Form of Underwriting Agreement.
  3.1*    Registrant's Amended and Restated Articles of Incorporation.
  3.2*    Registrant's Restated Bylaws.
  4.1*    Registrant's specimen common stock certificate.
  4.2*    Investor Rights Agreement dated February 19, 1999 by and between
          Registrant and the investors named therein.
          Legal opinion of Manatt, Phelps & Phillips, LLP, counsel for the
  5.1     Registrant.
 10.1*    Registrant's 1994 Stock Option Plan.
 10.2*    Registrant's 1998 Stock Option Plan.
 10.3*    Registrant's 1999 Employee Stock Option Plan.
 10.4*    Form of Indemnity Agreement entered into by Registrant with each of its executive officers and directors.
          Loan and Security Agreement dated May 26, 1995 between Registrant and
 10.5*    Comerica Bank.
          OEM License Agreement dated January 27, 1999 between Registrant and
 10.6++*  Com21, Incorporated.
          OEM Purchase Agreement dated January 5, 1999 between Registrant and
 10.7++*  Ramp Networks.
 10.8++*  Distribution Agreement dated February 9, 1999 between Registrant and
          Tech Data Product Management, Inc.
 10.9++*  Distribution Agreement dated July 5, 1998 between Registrant and
          Sumitomo Metal Systems Development Co.
          Distribution Agreement dated November 11, 1992 between Registrant and
 10.10++* Ingram Micro, Inc.
          Agreement of Sublease dated as of October 26, 1998 between Registrant
 10.11*   and AMP Incorporated.
 10.12++* OEM Purchase and Development Agreement between 3COM Corporation and
          Registrant effective July 1, 1999.
          Purchase Agreement dated September 28, 1999 between Registrant and
 10.13*   Flash Electronics, Inc.
 10.14*   Lease dated September 27, 1999 by and between AMB Property, L.P. as
          Landlord and SonicWALL, Inc. as tenant.
 23.1     Consent of Independent Accountants.
 23.2     Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1).
 24.1**   Power of Attorney (contained on signature page).
 27.1**   Financial Data Schedule.

--------
 * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-85997), which became effective on November 9, 1999.

** Previously filed.
++ Confidential treatment has been requested for portions of this exhibit. The omitted material has been separately filed with the Securities and Exchange Commission.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 13th day of March, 2000.

                                          SonicWALL, Inc.

                                                   /s/ Sreekanth Ravi
                                          By: _________________________________
                                                      Sreekanth Ravi,
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Sreekanth Ravi              President, Chief Executive   March 13, 2000
______________________________________  Officer and Director
            Sreekanth Ravi              (Principal Executive
                                        Officer)

        /s/ Sudhakar Ravi              Chief Technical Officer      March 13, 2000
______________________________________  and Director
            Sudhakar Ravi

     /s/ Robert M. Williams            Director                     March 13, 2000
______________________________________
          Robert M. Williams

      /s/ David A. Shrigley            Director                     March 13, 2000
______________________________________
          David A. Shrigley

   /s/ Jerrold F. Petruzzelli          Director                     March 13, 2000
______________________________________
        Jerrold F. Petruzzelli

     /s/ Michael J. Sheridan           Vice President, Finance      March 13, 2000
______________________________________  and Chief Financial
         Michael J. Sheridan            Officer
                                        and Secretary (Principal
                                        Financial and Accounting
                                        Officer)

                               INDEX TO EXHIBITS

  Number   Description
  ------   -----------
   1.1     Form of Underwriting Agreement.
   3.1*    Registrant's Amended and Restated Articles of Incorporation.
   3.2*    Registrant's Restated Bylaws.
   4.1*    Registrant's specimen common stock certificate.
   4.2*    Investor Rights Agreement dated February 19, 1999 by and between
           Registrant and the investors named therein.
           Opinion of Manatt, Phelps & Phillips, LLP as to the legality of the
   5.1     shares.
  10.1*    Registrant's 1994 Stock Option Plan.
  10.2*    Registrant's 1998 Stock Option Plan.
  10.3*    Registrant's 1999 Employee Stock Option Plan.
  10.4*    Form of Indemnity Agreement entered into by Registrant with each of its executive officers and directors.
           Loan and Security Agreement dated May 26, 1995 between Registrant
  10.5*    and Comerica Bank.
           OEM License Agreement dated January 27, 1999 between Registrant and
  10.6++*  Com21, Incorporated.
           OEM Purchase Agreement dated January 5, 1999 between Registrant and
  10.7++*  Ramp Networks.
  10.8++*  Distribution Agreement dated February 9, 1999 between Registrant and
           Tech Data Product Management, Inc.
  10.9++*  Distribution Agreement dated July 5, 1998 between Registrant and
           Sumitomo Metal Systems Development Co.
           Distribution Agreement dated November 11, 1992 between Registrant
  10.10++* and Ingram Micro, Inc.
           Agreement of Sublease dated as of October 26, 1998 between
  10.11*   Registrant and AMP Incorporated.
  10.12++* OEM Purchase and Development Agreement between 3COM Corporation and
           Registrant effective July 1, 1999.
           Purchase Agreement dated September 28, 1999 between Registrant and
  10.13*   Flash Electronics, Inc.
  10.14*   Lease dated September 27, 1999 by and between AMB Property, L.P. as
           Landlord and SonicWALL, Inc. as Tenant.
  23.1     Consent of Independent Accountants.
  23.2     Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1).
  24.1**   Power of Attorney (contained on signature page).
  27.1**   Financial Data Schedule.

--------
 * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-85997), which became effect on November 9, 1999.

** Previously filed.
++ Confidential treatment has been requested for portions of this exhibit. The omitted material has been separately filed with the Securities and Exchange Commission.